Exhibit O


Comparison of Form U5B Requirements to Disclosure Statement and Other Documents

          This exhibit compares the informational requirements of Form U5B, the registration statement for holding companies under the Public Utility Holding Company Act of 1935 ("Act"), to the information that has been made available by Enron Corp. ("Enron") to the Commission and the public in the "Disclosure Statement for Fifth Amended Joint Plan of Affiliated Debtors Pursuant to Chapter 11 of the United States Bankruptcy Code" ("Disclosure Statement") and in other documents. This exhibit demonstrates that substantially all of the information required by Form U5B is already on file with the Commission or will be filed or otherwise made publicly available upon Enron's registration under the Act. Specifically, this exhibit refers to the Disclosure Statement, Enron's Voluntary Petition,/1 Enron's Statement of Financial Affairs,/2 Enron's Schedule of Assets and Liabilities,/3 Portland General's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, File No. 1-5532-99, filed March 17, 2003 ("Portland General's 2002 Annual Report on Form 10-K") and exhibits from testimony filed by Enron in its Section 3(a)(1) exemption proceeding, Administrative Proceeding File No. 3-10909. The references below are to items of Form U5B.

          Items 1-4. Enron will provide the information solicited in items 1-4 when it files Form U5A.

          Item 5. This item solicits information about the business of Enron and its subsidiaries. A general description of Enron's only public utility subsidiary, Portland General Electric Company ("Portland General"), is found on page 398 of the Disclosure Statement. Portland General's service area population and number of retail customers are also listed on page 398 of the Disclosure Statement. Portland General's operating revenues for 2000, 2001 and 2002 are listed on page 399 of the Disclosure Statement and pages 403-6 of the Disclosure Statement contain a description of Portland General's power contracts. This information is also found in Item 1 of Portland General's 2002 Annual Report on Form 10-K.

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1 Beginning on December 2, 2001, Enron and certain subsidiaries ("Debtors")
filed voluntary petitions with the Bankruptcy Court of the Southern District of New York ("Bankruptcy Court") under chapter 11 of the bankruptcy code. The Voluntary Petitions for the other Debtors are available online at: http://www.enron.com/corp/chapter11/

2 Each Debtor filed a Statement of Financial Affairs with the Bankruptcy Court. The Statements of Financial Affairs contain information about the Debtor's income, litigation, employees and other specific information about the operation of the Debtor's business. The Statements of Financial Affairs for the Debtors are available online at: http://www.enron.com/corp/chapter11/

3 Each Debtor also filed a Schedule of Assets and Liabilities with the Bankruptcy Court. The Schedules of Assets and Liabilities list all of the Debtor's assets and liabilities including real property, personal property, secured and unsecured claims, executory contracts and unexpired leases. The Schedules of Assets and Liabilities for the Debtors are available online at: http://www.enron.com/corp/chapter11/

                                                                       Exhibit O


          A general description of the business of Enron's other subsidiaries is given on pages 101-04 of the Disclosure Statement. Also, descriptions of some of Enron's specific subsidiaries, as well as information on the scope and magnitude of their operations, can be found on pages 431-40 and pages 485-529 of the Disclosure Statement. Additionally, the responses to Questions 1 and 2 of each Debtor's Statement of Financial Affairs lists the Debtor's income, thus providing further evidence of the scope and magnitude of its operations.

          This item also solicits information about substantial changes in the character of the business of Enron and its subsidiaries. The most substantial change in the character of Enron's business was the filing by Enron and other Debtors of voluntary petitions under chapter 11 of the bankruptcy code and related events. These events and the Plan filed by the Debtors are summarized on pages 1-93 and 338-97 of the Disclosure Statement. General information on the chapter 11 cases can be found throughout the Disclosure Statement as well./4 The effect of Enron's bankruptcy on Portland General and other changes in Portland General's business, including rate changes, are discussed in Item 7 and Item 8 (note 16) of Portland General's 2002 Annual Report on Form 10-K as well. Additionally, changes in Portland General's business due to, among other things, the introduction of retail competition in Oregon are discussed on pages 402-03 of the Disclosure Statement, and Item 1 of Portland General's 2002 Annual Report on Form 10-K.

          Item 6. This item solicits information about the general character and location of the principal plants, properties and other important physical units of Enron and its subsidiaries. Portland General's wholly owned and jointly owned property is described on pages 408-11 of the Disclosure Statement, and Item 2 of Portland General's 2002 Annual Report on Form 10-K. Portland General's ownership share of properties that are jointly owned is listed on page 410 of the Disclosure Statement. Additionally, each Debtor's real property is listed in Schedule A of the Debtor's Schedule of Assets and Liabilities. Finally, there are descriptions of the property of certain other Enron subsidiaries on pages 457-61 and 485-529 of the Disclosure Statement.

          Item 7. This item solicits information about the interstate electric and gas transactions of Enron's public utility subsidiaries. This issue has been fully reviewed by the Commission in Enron's Section 3(a)(1) exemption proceeding, Administrative Proceeding File No. 3-10909, and the result of that review culminated in findings made by the Commission in Enron Corp., Holding Company Act Release No. 27782. The record of the proceeding would satisfy the
Item 7 requirements.

          Item 8. This item solicits information about the outstanding securities of Enron and each subsidiary company. Enron's capital stock is listed on pages 108-10 of the Disclosure Statement, and Portland General's capital stock is listed on pages 423-24 of the Disclosure Statement, and Item 8 (note 4) of Portland General's 2002 Annual Report

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4 The entire Disclosure Statement is available at www.enron.com and was filed as
Exhibit 2.2 of Enron's Current Report on Form 8-K dated January 9, 2004 (filed January 12, 2004, SEC File No. 001-13159).


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

                                                                       Exhibit O


on Form 10-K. Also, the responses to Questions 2(d) and 2(e) of Exhibit A to the Voluntary Petitions of each Debtor who is a reporting company under statutes administered by the Commission list the number of shares of the Debtor's common and preferred stock.

          Additionally, each Debtor's funded debt is listed in Schedule D of the Debtor's Schedule of Assets and Liabilities. Portland General's funded debt is described in Item 7 of its 2002 Annual Report on form 10-K and its contingent liabilities are described in Item 8. The Debtors' contingent liabilities are described on pages 105-06, 110-200 and 206 of the Disclosure Statement, and listed throughout Schedules D, E, and F of each Debtor's Schedule of Assets and Liabilities. Other securities are described on pages 110-200 and 485-529 of the Disclosure Statement.

          Item 9. This item solicits information about investments by Enron system companies in other Enron system companies. In Schedule B-12 and B-13 of each Debtor's Schedule of Assets and Liabilities, each Debtor lists all of its direct ownership interests, including those in system companies, the percentage ownership interests in each company and the book value of the investment in such company. Some investments in system securities are also described in more detail on pages 110-205 of the Disclosure Statement.

          Item 10. This item solicits information about investments in companies in which Enron holds less than a 10% voting interest. As indicated above, Schedules B-12 and B-13 of each Debtor's Schedule of Assets and Liabilities provide the information required in this item as these schedules list each Debtor's direct ownership interests in any company, the percentage ownership interests in each company and the book value of such company.

          Item 11. This item requires disclosure of debts by Enron and its subsidiaries to associate and non-associate companies. Portland General's long-term debt is listed on page 415 of the Disclosure Statement, and other debts are listed in Item 8 of the Portland General's Annual Report on Form 10-K (including Note 12, which describes Portland General's intercompany debt). Also, the response to Question 3b of each Debtor's Statement of Financial Affairs contains intercompany accounts receivable and accounts payable and intercompany notes receivable and notes payable for each Debtor. Furthermore, Schedules D, E and F of each Debtor's Schedule of Assets and Liabilities show the debts owed by each Debtor. Debts of certain non-Debtor subsidiaries are described on pages 485-529 and Appendix I of the Disclosure Statement. Pages 110-200 of the Disclosure Statement list debts associated with financing transactions, in particular.

          Item 12. This item solicits information about leases to which Enron and its subsidiaries are parties. Portland General's leases are described on page 411 of the Disclosure Statement, and Item 3 and Item 8 (note 7) of Portland General's Annual Report on Form 10-K. Also, Schedule G of each Debtor's Statement of Financial Affairs lists the unexpired leases of each Debtor along with executory contracts. Leases of

                                                                       Exhibit O


certain other non-Debtor subsidiaries are described on pages 457-461 and 497 of the Disclosure Statement, and synthetic leases of Enron and its subsidiary companies are described on pages 138-40, 160-62 and 177-78 of the Disclosure Statement.

          Item 13. This item solicits information about securities sold by Enron and its subsidiaries within the last 5 years. Securities issued and sold by Portland General during the last year are included in Item 7 of Portland General's Annual Report on Form 10-K. Additionally, pages 110-200 of the Disclosure Statement describe financing transactions where other Enron subsidiaries sold securities during the last 5 years.

          Item 14. This item solicits information about agreements concerning the future distribution of securities by Enron and its subsidiaries. Enron and its subsidiaries have no current agreements for the distribution of securities. However, some securities may be distributed to creditors under the chapter 11 Plan. A description of these potential distributions is provided on pages 26-30 of the Disclosure Statement.

          Item 15. This item solicits information about the shareholders of Enron. Exhibit 21b of Enron's Statement of Financial Affairs lists the owners who have greater than a 5% interest in Enron, the class of stock each such owner owns and the percentage of the class owned by the shareholder.

          Item 16. This item solicits information about the officers and directors of Enron and its subsidiaries, including their compensation. The members of the current Enron Board of Directors are listed on pages 231-32 of the Disclosure Statement. Portland General's directors and officers are listed and described in Item 10 of Portland General's 2002 Annual Report on Form 10-K as is their compensation. The response to Question 21 of each Debtor's Statements of Financial Affairs lists the officers and directors of each Debtor along with the percentage ownership interest of the officer or director in such Debtor. The directors of certain non-Debtor subsidiaries are listed on pages 467-69 and 539-41 of the Disclosure Statement.

          Also, Exhibits 3b.2 and 3b.3 of Enron's Statement of Financial Affairs list payments to directors, officers and employees of Debtors and non-Debtors during the prior year. Exhibit 10a of Enron Corp.'s Statement of Financial Affairs lists the "stay bonus" of more than $50,000 paid to each employee of the Debtor companies, including officers. Exhibit 3a.2 of Enron Corp.'s Statement of Financial Affairs lists bonuses paid to 76 employees in connection with the failed Dynegy merger.

          Item 17. This item solicits information about the nature of any interest that a trustee under an indenture executed in connection with any outstanding security of Enron or one of its subsidiaries has in Enron or its subsidiaries. Portland General currently has first mortgage bonds outstanding, as described in Item 7 of Portland General's 2002 Annual Report on Form 10-K. The claims that any trustee may have against Enron or any subsidiary Debtor are listed in Schedules D, E and F of each Debtor's Schedule of Assets and Liabilities.

                                                                       Exhibit O


          Item 18. This item solicits information about service, sales and construction contracts among Enron and its subsidiaries. Enron's related party transactions are described in Item 1.E.7 of the Application on Form U-1, File No. 70-10200, filed February 6, 2004. Portland General's Master Services Agreement with Enron is also described on page 381 of the Disclosure Statement, and other related party transactions are described in Item 7 and Item 8 (note
12) of Portland General's 2002 Annual Report on Form 10-K. Related party contracts of certain non-Debtor subsidiaries are listed on pages 382, 476, 478-79, and 492-93 of Disclosure Statement. Also, pages 16-18 of Citrus Corp.'s financial statement and pages 24-26 of Transwestern's financial statements disclose related party transactions with certain other Enron subsidiaries. Sales contracts with other related entities are described on pages 201-02 of the Disclosure Statement.

          Item 19. This item solicits information about existing litigation to which Enron or its subsidiaries are a party, or to which the property of Enron or its subsidiaries is subject. Portland General's litigation is described on pages 418-23 of the Disclosure Statement, and the Debtors' litigation is described on pages 251-306, 323-26, and 330-38 of the Disclosure Statement. Portland General's litigation is also described in Item 3 of its 2002 Annual Report on Form 10-K.

          Certain non-Debtor subsidiaries' litigation is described on pages 464-67 and 532-38 of the Disclosure Statement. Also, Appendix E of the Disclosure Statement lists cases consolidated in to the "Newby Action," Appendix F of the Disclosure Statement lists cases consolidated into the "Tittle Action," Appendix S of the Disclosure Statement lists additional avoidance actions the Debtors may be involved in and Appendix O of the Disclosure Statement lists potential causes of action of the Debtors./5 Additionally, The response to Question 4a of each Debtor's Statement of Financial Affairs may describe additional litigation.

          Exhibit A. This exhibit calls for a corporate chart of Enron and its subsidiaries. The exceedingly complex nature of Enron's corporate structure and the ongoing dissolution of Enron system companies make it highly impractical to provide a corporate chart.

          Exhibit B. This exhibit calls for the organizational documents of Enron and each of its subsidiaries. Portland General's articles of incorporation and bylaws are found in Exhibit 3.1 and Exhibit 3.7 of its 2002 Annual Report on Form 10-K. A copy of Portland General's stock certificate can be found in Exhibit No. RB-3 of the November 15, 2002 Prepared Direct Testimony of Raymond
M. Bowen in Enron's Section 3(a)(1) exemption proceeding, Administrative Procedure File No. 3-10909.

          Exhibit C. This exhibit calls for a copy of the indenture related to each class of funded debt shown in the answer to Items 8(a) and (c) and outstanding contracts entered into by Enron or a subsidiary for the acquisition of securities, utility assets, or any other interest in any business. Portland General's indentures can be found in Exhibits 4.1-4.8 of its 2002 Annual

--------
5 The entire Disclosure Statement is available at www.enron.com and was filed as
Exhibit 2.2 of Enron's Current Report on Form 8-K dated January 9, 2004 (filed January 12, 2004, SEC File No. 001-13159).

                                                                       Exhibit O


Report on Form 10-K and its relevant material contracts can be found in exhibits 10.1-10.14 of its 2002 Annual Report on Form 10-K.

          Exhibit D. This exhibit calls for a consolidating statement of income and surplus and a balance sheet of Enron and its subsidiaries for 2003. As explained on page 94 of the Disclosure Statement, and Enron's November 8, 2001 report on Form 8-K, File No. 1-13159, Enron's consolidated financial statements for fiscal years ended December 31, 1997 through 2000 and for the first and second quarters of 2001 cannot be relied upon. Also, page 94 of the Disclosure Statement and Exhibit 99.1 of Enron's April 22, 2002 report on Form 8-K, File No. 001-13159, show that the consolidated financial statements for the third quarter of 2001 also cannot be relied upon. Enron also does not have public accountants. Therefore, Enron is unable to provide financial statements.

          Exhibit E. This exhibit calls for maps of the service territory of public utility and natural gas and pipeline producing property in the Enron system. Maps of Portland General's service area and certain utility assets were provided in Exhibit Nos. PL-2 and PL-3 to the November 15, 2002 Prepared Direct Testimony of Pamela Lesh in Enron's Section 3(a)(1) exemption proceeding, Administrative Proceeding File No. 3-10909. Page 409 of the Disclosure Statement also contains a map of Portland General's service territory and generating facilities, along with each facility's kind and capacity. Additionally, page 428 of the Disclosure Statement has a map showing the pipelines of certain gas subsidiaries of Enron and a description of such properties is found on pages 457-461 of the Disclosure Statement.

          Exhibit F. This exhibit calls for a copy of any annual report provided by Enron and its subsidiaries to its shareholders. Enron no longer provides annual reports to its shareholders and Portland General does not issue annual reports to its shareholders as Enron is its sole shareholder.

          Exhibit G. This exhibit calls for a copy of any annual report filed by Enron or any public utility subsidiary with any state regulatory commission. Enron will provide the 2002 Affiliate Interest Report and the 2002 state version of the Federal Energy Regulatory Commission Form No. 1 that Portland General filed with the Oregon Public Utility Commission.

          Exhibit H. This exhibit calls for a copy of each service, sales or construction agreement listed in the answer to Item 18. The Master Services Agreement between Portland General and Enron was filed as Exhibit B to Enron's Application on Form U-1, File No. 70-10190, filed December 31, 2003.

                                    * * * * *

          The information about assets, liabilities, securities and businesses of Enron and its subsidiaries that is already in the public domain is substantial. This information is a timely and adequate substitute for a registration statement on Form U5B. Enron requests that based on this disclosure, the Commission waive the requirement to file Form U5B. If such relief is granted,

                                                                       Exhibit O


Enron would undertake to provide the Commission with such additional information that Enron may reasonably have access to upon the Commission's request.






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